Exhibit 99.2

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 _ Written Consents must be received by 5:00 PM, Eastern Time, on October 30, 2017 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE NO LATER THAN OCTOBER 30, 2017. q WRITTEN CONSENT OF SHAREHOLDERS OF PLAZA BANCORP + ForAgainst Abstain The undersigned record holder of shares of common stock par value $0.0001 of Plaza Bancorp (“Plaza Bancorp Common Stock”), hereby consents to, and does hereby adopt and approve, (A) the Agreement and Plan of Reorganization, dated as of August 8, 2017, by and between Plaza Bancorp and Pacific Premier Bancorp, Inc. (the “Merger Agreement”), pursuant to which, among other things, Plaza Bancorp will be merged with and into Pacific Premier Bancorp, Inc. (the “Merger”); (B) the Merger; and (C) the other transactions contemplated by the Merger Agreement. By signing this Written Consent, a shareholder of Plaza Bancorp shall be deemed to have voted all shares of Plaza Bancorp Common Stock which such shareholder is entitled to vote in accordance with the specifications made above, with respect to the proposal described above. IF A SHAREHOLDER SIGNS AND RETURNS THIS WRITTEN CONSENT, BUT DOES NOT INDICATE THEREON THE MANNER IN WHICH HE, SHE, OR IT WISHES HIS, HER, OR ITS SHARES TO BE VOTED WITH RESPECT TO THE PROPOSAL DESCRIBED ABOVE, THEN SUCH SHAREHOLDER WILL BE DEEMED TO HAVE GIVEN HIS, HER, OR ITS AFFIRMATIVE WRITTEN CONSENT TO THE PROPOSAL. A Written Consent marked “abstain” will not be voted either for or against such proposal. THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PLAZA BANCORP. THIS WRITTEN CONSENT MAY BE REVOKED AT ANY TIME PRIOR TO THE RECEIPT BY PLAZA BANCORP OF AFFIRMATIVE WRITTEN CONSENTS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF PLAZA BANCORP COMMON STOCK BY FILING A WRITTEN INSTRUMENT REVOKING THE WRITTEN CONSENT WITH PLAZA BANCORP’S SECRETARY. PLAZA BANCORP’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU GIVE YOUR AFFIRMATIVE WRITTEN CONSENT TO APPROVE (A) THE MERGER AGREEMENT; (B) THE MERGER; AND (C) THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. (Please date this Written Consent and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.) Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T + 1 U P X3 4 9 6 3 9 1 02OU7E MMMMMMMMM WRITTEN CONSENT X